                                                                    EXHIBIT 10.4


            STOCK PURCHASE AND PARTIAL BUSINESS SEPARATION AGREEMENT


         This Stock Purchase and Partial Business Separation Agreement (this "Agreement") is made and entered into as of November 2, 2001, by and between MAII Holdings, Inc., a Texas corporation ("MAII"), and GenesisIntermedia, Inc., a Delaware corporation ("GENI"), Car Rental Direct, Inc., a Nevada corporation ("CRD"), f.k.a. MAII Acquisition. MAII, GENI and CRD are sometimes each referred to herein as a "Party", and collectively as the "Parties".

                                  WITNESSETH:

         WHEREAS, MAII acquired CRD from GENI pursuant to an Agreement and Plan of Merger, dated as of August 16, 2001, by and among MAII, GENI and CRD (the "Merger Agreement"); and

         WHEREAS, GENI currently owns 752,000 shares of the common stock, par value $0.002 per share, of MAII (the "Shares"), including 148,027 shares of common stock of MAII currently in MAII's possession; and

         WHEREAS, MAII and GENI desire to redefine their business relationship to the extent provided herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Purchase of Stock. On the date hereof, MAII hereby agrees to purchase from GENI, and GENI hereby agrees to sell to MAII, the Shares, at an aggregate purchase price of $985,000 (the "Share Purchase Price"), which Share Purchase Price shall be payable as provided in Section 4 below.

         2. Assignment and Closing of Ajax Transaction. GENI has informed MAII that GENI is unable to complete its acquisition (the "Acquisition") of all of the capital stock of Ajax Rent-A-Car, Inc., a California corporation ("Ajax"), and all related assets of the Ajax Rent-A-Car business previously conducted by Steven Oh (the "Business"). Simultaneously with the execution and delivery of this Agreement by the Parties, GENI, MAII, Ajax and Mr. Oh will execute and deliver a Bill of Sale and Assignment Agreement, in substantially the form of Exhibit A attached hereto, and CRD hereby agrees to cause the Acquisition to close (the "Assignment Agreement").

         3. Settlement of Certain Claims. In connection with the merger undertaken pursuant to the Merger Agreement and the representation, warranties, covenants and agreements contained in the Merger Agreement, MAII has made certain claims against GENI for breaches of certain representations, warranties, covenants and agreements and claims under certain indemnification side letters, which claims are described in Exhibit B attached hereto (the "Claims"). The Parties hereto agree to settle the Claims by a payment by GENI to MAII of $1,000,000 (the "Claims Settlement Amount"). The Claims Settlement Amount shall be paid by the issuance and delivery to MAII by GENI of a promissory note, substantially in the form of Exhibit C attached hereto. In addition,

GENI and MAII hereby agree that the provisions of Section 4.9 of the Merger Agreement are hereby terminated in their entirety.

         4. Payments. The Share Purchase Price shall be payable as follows: (i) $800,000 shall be payable by wire transfer to GENI (the "GENI Wire"); and (ii) the remaining $185,000 shall be payable to Steven Oh pursuant to the Assignment Agreement. The GENI Wire shall be to GENI's brokerage account which holds the Shares, instructions for which shall be delivered in writing by GENI to MAII. Upon GENI's confirmation that the GENI Wire has been wired into GENI's account, GENI shall immediately cause the Shares to be transferred by GENI to MAII through the Depository Trust Company to MAII's account at Merrill Lynch, Pierce, Fenner & Smith, Inc., DTC No 5198, for Acct. No. 542-07J81. Immediately after receiving notification that MAII has received the Shares in its account at Merrill Lynch, MAII shall send written confirmation of the receipt of the Shares to GENI. GENI agrees not to withdraw, transfer, spend or otherwise dissipate the Wired Payment funds until GENI has received written confirmation from MAII or independent verification from Merrill Lynch that the Shares have been received by MAII.

         5. Releases.

                  (a) Release by GENI. GENI, on its own behalf and on behalf of its directors, officers, agents, employees, and the respective successors, and assigns of each of the foregoing (collectively, the "GENI Releasors") agree to release and do hereby release, acquit and forever discharge MAII and its directors, officers, agents, employees and the respective successors and assigns of each of the foregoing (collectively, the "MAII Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the GENI Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with the Claims and/or the sale of the Shares to MAII (the "GENI Claims"), except that in no event shall this paragraph operate to release any of the MAII Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of MAII contained in this Agreement.

                  (b) Release by MAII. MAII, on its own behalf and on behalf of its directors, officers, agents, employees, and the respective successors, and assigns of each of the foregoing (collectively, the "MAII Releasors") agree to release and do hereby release, acquit and forever discharge GENI and its directors, officers, agents, employees and the respective successors and assigns of each of the foregoing (collectively, the "GENI Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type which any of the MAII Releasors have, or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with the Claims and/or the sale of the Shares to MAII (the "MAII Claims"), except that in no event shall this paragraph operate to release any of the GENI Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of GENI contained in this Agreement.

                  (c) Other Agreements and Arrangements. The releases set forth in this Section 5 are only as to the matters set forth therein, and do not in any way effect any other agreements, arrangements or understandings of the Parties, nor do they affect any other representations, warranties, covenants or agreements which the Parties have given under the Merger Agreement and related documents, instruments and agreements.

         6. Representations and Warranties of GENI. GENI hereby represents and warrants that the following are true and correct as of the date hereof:

                  (a) GENI is a corporation validly existing and in good standing under the laws of the State of Delaware. GENI has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of GENI, enforceable against it in accordance with the terms hereof.

                  (b) GENI owns the Shares free and clear of liens, security interests and other encumbrances and/or claims of any kinds, and will transfer the Shares to MAII hereunder free and clear of any liens, security interests and other encumbrances and claims of any kind.

                  (c) None of the GENI Releasors have assigned, sold, conveyed or otherwise transferred all or any portion of the GENI Claims.

         7. Representations and Warranties of MAII. MAII hereby represents and warrants that the following are true and correct as of the date hereof:

                  (a) MAII is a corporation validly existing and in good standing under the laws of the State of Texas. MAII has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of MAII, enforceable against it in accordance with the terms hereof.

                  (b) None of the MAII Releasors have assigned, sold, conveyed or otherwise transferred all or any portion of the MAII Claims.

         8. Amendment and Assignment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. This Agreement shall extend to and be binding upon each of the parties and their respective successors and assigns, and any corporation or other entity into or with which any party hereto may merge or consolidate.

         9. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile. Any such notice or communication shall be deemed received, if not earlier received, on the third business day following the date on which it is mailed, or on the day on which it is hand delivered or delivered by facsimile, as the case may be.

         10. Disclosure. The parties hereto acknowledge and agree that both parties will be required to disclose the transactions contemplated hereunder pursuant to United States securities laws, and that MAII intends, and shall be permitted, to issue a press release and/or file a Form 8-K describing the transactions contemplated herein.

         11. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

         12. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such provisions shall be deemed severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions did not comprise a part hereof unless the loss of such provision causes this Agreement to fail of its essential purpose; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom except as aforesaid. Furthermore, in lieu of such illegal, invalid or unenforceable provision, the parties agree to meet to determine in good faith, or will ask the court to determine, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable and such provision so determined shall then be added as part of this Agreement.

         13. Governing Law. This Agreement and the rights and obligations of the parties hereto, shall be governed, construed and enforced in accordance with the laws of the State of California.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        MAII HOLDINGS, INC.



                                        By:  /s/ Christie S. Tyler
                                             -----------------------
                                             Christie S. Tyler,
                                             Chief Executive Officer




                                        CAR RENTAL DIRECT, INC.



                                        By:  /s/ Christie S. Tyler
                                             -----------------------
                                             Christie S. Tyler,
                                             Chief Executive Officer




                                        GENESISINTERMEDIA, INC.



                                        By:  /s/ Stephen A. Webber
                                             ---------------------
                                             Chief Executive Officer